EXHIBIT 99.6

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FIRST FEDERAL FINANCIAL SERVICES, MHC                                                                        REVOCABLE PROXY

1.   The plan of conversion and reorganization, pursuant to which First Federal Financial Services, MHC will be merged into First
     Federal Savings & Loan Association of Edwardsville and First Federal Financial Services, Inc. will be succeeded by First
     Clover Leaf Financial Corp.

            [ ] FOR       [ ]  AGAINST

                                                                      The undersigned hereby acknowledges receipt of a Notice of
                                                                      Special Meeting of Members of First Federal Financial
                                                                      Services, MHC called for on June 27, 2006 and a Proxy
                                                                      Statement for the Special Meeting prior to the signing of
                                                                      this proxy card.


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                                                                      Signature                                 Date:


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                                                                      Signature                                 Date:

                                                                      IMPORTANT: Please sign your name exactly as it appears on
                                                                      this proxy. Joint accounts need only one signature. When
                                                                      signing as an attorney, administrator, agent, officer,
                                                                      executor, trustee, guardian, etc., please add your full
                                                                      title to the signature.

         PLEASE DETACH, MARK, SIGN, DATE AND PROMPTLY RETURN ALL PROXY CARDS USING THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.
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                                                                                             SEND OVERNIGHT PACKAGES TO:
                                                                                      First Federal Savings & Loan Association
                                                                                           Attn: Stock Information Center
                                                                                                300 St. Louis Street
                                                                                               Edwardsville, IL 62025
                                                                                                   (618) xxx-xxxx

Deadline: The Subscription Offering ends at 12:00 noon, Illinois time, on xxxx xx, 2006. Your original Stock Order and
Certification Form, properly executed and with the correct payment, must be received (not postmarked) at any branch of First
Federal Savings and Loan Association of Edwardsville or the Stock Information Center by the deadline, or it will be considered void. Faxes or copies of this form will not be accepted. First Clover Leaf Financial Corp. reserves the right to accept or reject improper order forms.

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(1) Number of Shares           (2) Total Amount Due    The minimum purchase is 25 shares ($250). Generally, no person may purchase more than 30,000 shares ($300,000), and no person together with his or her
                     x $10.00 =                        associates or group of persons acting in concert may purchase more than
    ________________           ____________________    50,000 shares ($500,000) of the common stock sold in the offering.
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(3) Method of Payment (no penalty for early withdrawal from an    (5) Purchaser Information (check one)
First Federal Savings and Loan Association of Edwardsville CD)
                                                                     a. [ ] Eligible Account Holder - Check here if you were a
Enclosed is a check, bank draft or money order payable to First             depositor with at least $50 on deposit with First
Clover Leaf Financial Corp. for $__________________ and/or I                Federal Savings and Loan Association of Edwardsville
authorize First Federal Savings and Loan Association of                     as of December 31, 2004. Enter information in Section
Edwardsville to make withdrawal(s) from my CD or savings                    7 for all deposit accounts that you had at First
account(s) shown below, and understand that the amounts will not            Federal Savings and Loan Association of Edwardsville
otherwise be available for withdrawal:                                      on December 31, 2004.

ACCOUNT NUMBERS                           AMOUNTS                    b. [ ] Supplemental Eligible Account Holder - Check here if
---------------------------   -------------------------------               you were a depositor with at least $50 on deposit with
                              $                                             First Federal Savings and Loan Association of
                              $                                             Edwardsville as of March 31, 2006 but not an Eligible
                              $                                             Account Holder. Enter information in Section 7 for all
          Total Withdrawal    $                                             deposit accounts that you had at First Federal Savings
                                                                            and Loan Association of Edwardsville on March 31,
                                                                            2006.

                                                                     c. [ ] Other Members - Check here if you were a depositor of
                                                                            First Federal Savings and Loan Association of
                                                                            Edwardsville as of April 29, 2006, or a borrower as of
                                                                            January 2, 2001, who continues to be a borrower as of
                                                                            April 29, 2006, but are not an Eligible or a
                                                                            Supplemental Eligible Account Holder. Enter
                                                                            information in Section 7 for all accounts that you had
                                                                            at First Federal Savings and Loan Association of
                                                                            Edwardsville as of April 29, 2006.

                                                                     d. [ ] Natural persons residing in the Illinois county of
                                                                            Madison and the contiguous Illinois counties of St.
                                                                            Clair, Montgomery, Clinton, Bond, Jersey and Macoupin.

                                                                     e. [ ] First Federal Financial Services, Inc. public
                                                                            stockholders as of May 8, 2006.

                                                                     f. [ ] Clover Leaf Bank's depositors as of May 8, 2006.
(4) Check if you are a:
[ ] Director [ ] Officer [ ] Employee [ ] Immediate family Member    g. [ ] General Public
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(6) Stock Registration - Please Print Legibly and Fill Out Completely (Note: The stock certificate and all correspondence related to this stock order will be mailed to the address provided below.)

[ ] Individual                  [ ] Individual Retirement Account (IRA)           [ ] Corporation
[ ] Joint Tenants               [ ] Uniform Transfer to Minors Act                [ ] Partnership
[ ] Tenants in Common           [ ] Uniform Gift to Minors Act                    [ ] Trust - Under Agreement Dated ______________

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Name                                                                                   SS# or Tax ID

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Name                                                                                   SS#

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Address                                                                                Daytime Telephone #

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City                       State            Zip Code       County                      Evening Telephone #

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(7) Please review the preprinted account information below. These preprinted accounts may not be all of your qualifying accounts.
You should list any other account(s) that you may have or had with First Federal Savings and Loan Association of Edwardsville to
the right. SEE THE STOCK ORDER FORM INSTRUCTIONS SHEET FOR FURTHER INFORMATION. All subscription orders are subject to the provisions of the Plan of Conversion and Reorganization. Failure to list all of your accounts may result in the loss of part or all or your subscription rights.

                                                                                       ADDITIONAL QUALIFYING ACCOUNTS
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                                                                                NAMES ON ACCOUNTS               ACCOUNT NUMBER
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Acknowledgment: By signing below, I acknowledge receipt of the prospectus dated xxxx xx, 2006 and understand I may not change or revoke my order once it is received by First Clover Leaf Financial Corp. I also certify that this stock order is for my account and there is no agreement or understanding regarding any further sale or transfer of these shares. Federal regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities to the account of another. Under penalty of perjury, I certify that I am purchasing shares solely for my account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my rights to subscribe for shares. First Clover Leaf Financial Corp. will pursue any and all legal and equitable remedies if it becomes aware of the transfer of subscription rights and will not honor orders known by it to involve such transfer. Under penalties of perjury, I further certify that: (1) the social security number or taxpayer identification number given above is correct; and (2) I am not subject to backup withholding. You must cross out this item (2) in this acknowledgement if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under-reporting interest or dividends on your tax return. By signing below, I also acknowledge that I have not waived any rights under the
Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended. The subscription rights are non-transferable and are void at the end of the subscription period. Signature: THIS FORM MUST BE SIGNED AND DATED BELOW AND ON THE BACK OF THIS FORM.
This order is not valid if the Stock Order and Certification Form are not both signed and properly completed. Your order will be filled in accordance with the provisions of the Plan of Conversion and Reorganization as described in the prospectus. An additional signature is required only if payment is by withdrawal from an account that requires more than one signature to withdraw funds


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Signature                                        Date               Signature                                        Date


Office Use Only:

Date Rec'd ____ / _____ Check# ___________ $___________ Check#___________ $___________ Batch# ______ Order #________ Category ____
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FIRST FEDERAL FINANCIAL SERVICES, MHC                                                                        REVOCABLE PROXY

               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FIRST FEDERAL FINANCIAL SERVICES, MHC

     The undersigned member of First Federal Financial, MHC hereby appoints ___________________________ as proxy to cast all votes which the undersigned is entitled to cast at a special meeting of members to be held at the ____________, ___________,
Edwardsville, Illinois 62025 at 10:30 a.m., Illinois time, on June 27, 2006, and at any and all adjournments and postponements of the special meeting, and to act with respect to all votes that the undersigned would be entitled to be cast, if then personally present, in accordance with the instructions on the reverse side:

1.   FOR or AGAINST the plan of conversion and reorganization pursuant to which First Federal Financial Services, MHC (the "Mutual
Holding Company") will be merged into First Federal Savings & Loan of Edwardsville (the "Bank") and First Federal Financial
Services, Inc. (the "Company") will be succeeded by a new Maryland corporation named First Clover Leaf Financial Corp ("First
Clover Leaf"). As part of the conversion, shares of common stock representing the Mutual Holding Company's ownership interest in the Company will be offered for sale in a stock offering by First Clover Leaf. Shares of common stock of the Company currently hold by public stockholders will be converted into the right to receive shares of First Clover Leaf pursuant to an exchange ratio that will be determined at the closing of the conversion. As a result of the conversion, members of the Mutual Holding Company
(depositors and certain borrowers of the Bank) will no longer have voting rights unless they are stockholders of First Clover
Leaf.

     This proxy will be voted as directed by the undersigned member. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY, PROPERLY
SIGNED AND DATED, WILL BE VOTED FOR THE ADOPTION OF THE PLAN OF CONVERSION AND REORGANIZATION AND FOR ESTABLISHMENT AND FUNDING OF
THE CHARITABLE FOUNDATION. In addition, this proxy will be voted at the discretion of the named proxies upon any other matter as may properly come before the special meeting.

     The undersigned may revoke this proxy at any time before it is voted by delivering to the Corporate Secretary of First
Federal Financial Services, MHC either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the special meeting and voting in person. The undersigned hereby acknowledges receipt of the notice of special meeting of members and proxy statement and accompanying prospectus.

  IMPORTANT: PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE. NOT VOTING WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE PROPOSAL.
                                            VOTING DOES NOT OBLIGATE YOU TO BUY STOCK.

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                                                        CERTIFICATION FORM

I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED, AND IS NOT GUARANTEED BY FIRST FEDERAL
SAVINGS AND LOAN ASSOCIATION OF EDWARDSVILLE, FIRST CLOVER LEAF FINANCIAL CORP., OR BY THE FEDERAL GOVERNMENT. IF ANYONE ASSERTS
THAT THIS SECURITY IS FEDERALLY INSURED OR GUARANTEED OR IS AS SAFE AS AN INSURED DEPOSIT, I SHOULD CALL THE OFFICE OF THRIFT
SUPERVISION REGIONAL DIRECTOR AT 404-888-0771.

I further certify that, before purchasing the common stock of First Clover Leaf Financial Corp., I received a copy of the prospectus dated xxxx xx, 2006, which discloses the nature of the common stock being offered and describes in more detail the following risks involved in an investment in the common stock under the heading "Risk Factors" beginning on page xx of the prospectus:

1.   Clover Leaf's Portfolio of Commercial Real Estate, Commercial Business and Construction and Land Loans Exposes Us to
     Increased Credit Risk.

2.   Changes in the Value of Goodwill Could Reduce Our Earnings.

3.   We May Have Difficulty Integrating the Operations of Clover Leaf and Managing Our Growth.

4.   If Our Allowance for Loan Losses is Not Sufficient to Cover Actual Loan Losses, Our Earnings Could Decrease.

5.   Our Continuing Concentration of Loans in Our Primary Market Area May Increase Our Risk.

6.   Changes in Market Interest Rates Could Adversely Affect Our Financial Condition and Results of Operations.

7.   Our Ability to Grow May Be Limited if We Cannot Make Acquisitions or Establish or Acquire Branch Offices.

8.   Strong Competition Within Our Market Area May Limit Our Growth and Profitability.

9.   We Operate in a Highly Regulated Environment and We May Be Adversely Affected by Changes in Laws and Regulations.

10.  Our Profitability Could be Adversely Affected if We are Unable to Promptly Deploy the Capital Raised in the Offering.

11.  Our Failure to Effectively Utilize the Net Proceeds of the Offering Could Reduce Our Profitability.

12.  The Future Price of the Common Stock May be Less Than the Purchase Price in the Offering.

13.  Historically There has been Low Trading Volume in our Common Stock. The Value of your Investment may be Subject to Sudden
     Decreases Due to the Price of our Common Stock.

14.  The Value of First Clover Leaf Shares Received in Exchange for Existing Shares of Common Stock of First Federal May Be Lower
     than the Current Market Value.

15.  There is a Decrease in Certain Rights of Existing Shareholders of First Federal Under First Clover Leaf's Maryland Articles
     of Incorporation and Bylaws.

16.  The Dividend Has Been Reduced on Our Investment in Federal Home Loan Bank of Chicago Stock.


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Signature                                        Date               Signature                                        Date


                                 (Note: If shares are to be held jointly, both parties must sign)

EXECUTION OF THIS CERTIFICATION FORM WILL NOT CONSTITUTE A WAIVER OF ANY RIGHTS THAT A PURCHASER MAY HAVE UNDER THE SECURITIES ACT
OF 1933 AND THE SECURITIES EXCHANGE ACT OF 1934, BOTH AS AMENDED. THESE SECURITIES BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR
DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.
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